UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 6, 2022 (June 30, 2022)

Commission File Number: 0-29923

Orbital Energy Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(Zip Code)

(832) 467-1420
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Effective June 30, 2022, we agreed to enter into an Amended and Restated Subscription Agreement, with the lenders (“Frontline Lenders”), who provided us debt financing in connection with our acquisition of Frontline Power Construction, LLC, as of November 17, 2021.

The Amended and Restated Subscription Agreement clarifies the events and circumstances, which would result in the issuance of additional shares of our common stock to the Frontline Lenders in connection with Subsequent Issuances, as more fully set forth in Section 5 of the attached agreement.  We agreed to issue 4,693,348 shares of our common stock to the Frontline Lenders, based upon the new Reference Price.

We relied upon Section 4(a)(2), as an exemption from registration under Section 5 of the Securities Act of 1933, as amended in connection with the issuance of these shares.  A form of the Amended and Restated Subscription Agreement is attached as an exhibit to this Form 8-K, the terms of which are incorporated herein by reference

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Form of Amended and Restated Agreement by and between Orbital Energy Group, Inc. and the Frontline Lenders effective as of June 30, 2022.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 6th day of July 2022.

Orbital Energy Group, Inc.
(Registrant)

By:	/s/ William J. Clough
William J. Clough
Chief Legal Officer